UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2013

GREEKTOWN SUPERHOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53921	27-2216916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 East Lafayette, Detroit, Michigan	48226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (313) 223-2999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The cash tender offer (the “Offer”) previously commenced by Greektown Superholdings, Inc., (the “Company”) for any or all of its Series A 13% Senior Secured Notes due 2015 and Series B 13% Senior Secured Notes due 2015 (the "Notes") expired at 5:00 P.M. on June 18, 2013, and no notes were tendered pursuant to the Offer.

The Company had been required to commence the Offer on April 22, 2013, under the terms of the Indenture dated June 30, 2010 governing the Notes (the “Indenture”), because a “change in control” occurred within the meaning of the Indenture. In accordance with the terms of the Indenture, the Company offered to repurchase the Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes validly tendered for payment thereof, plus accrued and unpaid interest. As of the expiration date of the Offer, $385 million aggregate principal amount of the Notes remained outstanding.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEKTOWN SUPERHOLDINGS, INC.

Date: June 19, 2013	By:	/s/ Michael Puggi
Michael Puggi
President and Chief Executive Officer